Exhibit 99.1

Contacts:	FOR IMMEDIATE RELEASE
Christopher Martin, Investor Relations
703.460.6609
Christopher.Martin@webmethods.com
John Conley, Public Relations
703.460.5996
John.Conley@webmethods.com
webMethods Reports Fiscal Second Quarter Financial Results
Announces Record Profits and Operating Margin
FAIRFAX, Va. — October 25, 2005 — webMethods, Inc. (Nasdaq: WEBM), a leading provider of business integration and optimization software, today announced financial results for its fiscal second quarter ended September 30, 2005. Total revenue for the fiscal second quarter was approximately $49.2 million, compared to $50.8 million in the prior year period. License revenue for the fiscal second quarter was approximately $19.4 million, compared to $23.9 million in the prior year period. Under U.S. generally accepted accounting principles (GAAP), the company’s net income for the September 2005 quarter was $2.6 million, or earnings of $0.05 per share, compared to net loss of $4.1 million, or a loss of $0.08 per share, in the prior year period. Adjusting the financial results as described below in “Non-GAAP Financial Measures,” the company reported non-GAAP net income of $2.9 million, or earnings of $0.05 per share in the September 2005 quarter, compared to non-GAAP net income of $659,000, or earnings of $0.01 per share, in the prior year period. Important information regarding these results is provided below under “Non-GAAP Financial Measures” and should be read to better understand the charges excluded in results and why this information is presented.
“The continued focus on our cost structure has resulted in our reporting the lowest quarterly expenses since the company’s initial public offering in February 2000. By aligning our resources more closely with our objective of improving the yield on our sales and marketing investments, we also delivered the best quarterly bottom line performance in the company’s history,” said David Mitchell, president and CEO, webMethods, Inc. “During the September 2005 quarter many of our significant transactions were won due to the strength of our solution selling model and the uniqueness of webMethods Fabric 6.5,” continued Mr. Mitchell. “As we enter the traditionally stronger part of our fiscal year, we are encouraged that demand for our total business integration solutions continues to grow.”
Additional September 2005 Quarterly Financial Highlights:
•	Operating margin was 4% and non-GAAP operating margin was 7%.
•	Cash and marketable securities at September 30, 2005 increased by approximately $4.3 million to approximately $148 million from $143.7 million at June 30, 2005.
•	Days Sales Outstanding (DSOs) decreased by 8 days from the prior quarter to 75 days.
•	Total deferred revenue at September 30, 2005 decreased by $1.7 million to $44.6 million from $46.2 million at June 30, 2005.
•	International revenue accounted for approximately 37% of total revenue in the September 2005 quarter, consistent with the prior quarter.
Financial Outlook: Based on currently available information, webMethods anticipates total revenue in the quarter ending December 31, 2005 will be in the range of $50 million to $53 million, which includes license revenue in the range of $20 million to $23 million. GAAP net income per share for the December 2005 quarter is anticipated to be in the range of $0.03 to $0.07. Non-GAAP net income per share for the December 2005 quarter is anticipated to be in the range of $0.04 to $0.07. Non-GAAP net income for the December 2005 quarter is expected to exclude amortization of warrant charge of approximately $661,000 and amortization of acquired intangible assets of approximately $599,000 and includes an income tax provision assuming a 35% effective tax rate. Important information regarding the use of this non-GAAP financial measure is provided below under “Non-GAAP Financial Measures” and should be read to better understand the charges excluded in results and why this non-GAAP information is presented.
Technology Highlights: webMethods extended our suite of new business process productivity solutions with the introduction of webMethods for Payments Monitoring. These webMethods Fabric-based solutions address unique industry-specific requirements through process-specific management, monitoring and professional services methodologies. webMethods for Compliance, released in the fiscal first quarter, was subsequently recognized by Forrester Research in their report Controls Monitoring Solutions Gaining Momentum, Forrester Research, Inc., August 2005 as one of six software solutions recognized for meeting its criteria for continuous controls monitoring, which was identified as a key component for achieving sustainable regulatory compliance.
During the quarter, webMethods also extended its product capabilities for mainframe integration and product information management (PIM) via partnerships with NEON Systems and GXS, respectively.
Additionally, webMethods was recognized by Intelligent Enterprise magazine with its 2005 Reader’s Choice Award for the “Best Business Activity Monitoring System” in the publication’s October 1st issue.
Global Customer Wins: webMethods won new and additional business in the September 2005 quarter with strategic customers worldwide. The company continued momentum in several vertical industries, with particular strength in financial services and government. The following companies represent important new and follow-on business that closed during the September 2005 quarter: Adobe, Agos, Amtrak, Baxter Healthcare, Cabela’s, Cable & Wireless, Chartered SemiConductor, CNRS (Centre Nationale de la Recherché Scientifique), Dean Foods, U.S. Department of the Navy, Eastman Kodak, Fonterra, Fujitsu Social Sciences Lab, GXS, Haemonetics, Henkel KGaA, Hiscox, Idaho Power, ING North America, J.D. Irving, Juniper Networks, Matsushita Electric, Medtronic, National Commerce Bank, National Reconnaissance Office, NE Chemcat, Office Depot, Progress Energy, Société Générale, T-Systems, U.S. Forest Service, and Wales and West Utilities Limited, among others.
Record Number of Customer Projects Move Into Production: In the September 2005 quarter, webMethods documented over 170 global customer projects that moved into production, including: 3M, Actebis Holding GmbH, Adobe Systems, AEP Energy Services Inc., AFLAC, AGCO Corporation, Alcatel, All Nippon Airways, Applera, Cadence Design Systems, Colgate-Palmolive Company, Coors Brewing Company, Corporate Express, Dade Behring, Inc., Fosters Group Limited, France Telecom, Gates Corporation, Hewlett-Packard Company, Iceland Air, International Paper, Johnson and Johnson, Koninklijke Ahold NV, Lafarge North America, Level 3 Communications, Liberty Mutual Insurance Company, Massachusetts Mutual Life, Medtronic, National City Corporation, Nationale Bank of Belgium, Nomura Research Institute Ltd., Robert Bosch GmbH, Solectron, Sony Australia Limited, Standard Register Company, Staples, Toshiba Corporation, Trane Company and Worldwide Technologies, Inc., among others.
Conference Call Information: webMethods will host a conference call at 5:00 p.m. Eastern Standard Time today to discuss the company’s fiscal second quarter financial results and its future guidance. The conference call will be available via webcast at www.webmethods.com/investors.
A replay of this call will be available through November 1, 2005. Please dial 1-(800) 642-1687 in North America and 1-(706) 645-9291 outside North America, confirmation number 1209334.

Non-GAAP Financial Measures
In accordance with the Rules and Regulations of the Securities and Exchange Commission, webMethods prepares financial statements in accordance with GAAP. In addition to evaluating webMethods’ GAAP-based financial information, management evaluates the performance of, and operates, the core business of the company using certain non-GAAP financial measures. While these non-GAAP financial measures are not a substitute for results reported under GAAP, management relies upon the non-GAAP measures in operating the business because management feels these measures provide additional information regarding the operational and performance indicators that more closely reflect the operations of the company’s core business.
This press release contains operating results for the quarters and six-month periods ended September 2005 and September 2004, and anticipated operating results for the quarter ending December 31, 2005, that are not in accordance with GAAP because they exclude certain non-cash amortization charges and unusual or infrequent items outside webMethods’ core business operations, and include a provision for income taxes assuming a 35% effective tax rate. Non-GAAP results for the quarters and six-month periods ended September 2005 and 2004 exclude (1) amortization of deferred warrant charges, (2) amortization of acquired intangible asset charges, (3) restructuring costs in the September 2005 and 2004 and June 2005 quarters and (4) impairment of equity investment in a private company in the September 2004 quarter. The financial information attached to this press release reconciles the non-GAAP operating results given above to GAAP for the quarters and six-month periods ended September 2005 and 2004. Investors are encouraged to review that reconciliation of non-GAAP operating results to the most directly comparable GAAP financial measures provided in the attached financial information.
webMethods believes that non-GAAP financial measures that exclude those non-cash amortization charges and unusual or infrequent items outside its core business operations provide a more useful assessment of the company’s performance of its core operations. webMethods’ management excludes those items in analyzing the performance of, and operating, the company’s core business, in part for the following reasons:
•	The amortization of deferred warrant charge relates to a single warrant granted by the company in March 2001 in connection with an original equipment manufacturer (OEM) Agreement entered into by the company at that time. The company believes the issuance of that warrant was unusual in its sales and marketing practices and that there is no direct correlation between the non-cash amortization of the deferred warrant charge and the financial results achieved under the OEM Agreement. Amortization of the deferred warrant charge is expected to end in April 2006.

•	The amortization of acquired intangible assets is a non-cash amortization charge relating to three acquisitions completed by the company in fiscal year 2004. This amortization charge is a fixed, non-cash charge that relates to prior-year acquisitions rather than current-period operations. As a result, management does not include this charge in its internal review of the company’s current period operations.

•	Restructuring costs include severance and other costs relating to restructurings undertaken to align the company’s cost structure with changing market conditions. The company believes each of the restructuring charges is a discrete, unusual event and unrelated to another. The company does not believe that these restructuring charges reflect its core business operations.

•	The impairment of equity investment in private company is a non-cash write-off of the carrying value of an investment made by the company in April 2000. The recording of the other-than-temporary decline in value in investment relates to prior-year investing activities and is a non-recurring item unrelated to current-period operations.
Non-GAAP operating results should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, and may be different from non-GAAP financial measures used by others. webMethods’ management uses these non-GAAP measures to better understand and manage operations and to evaluate the performance of the company’s core operations, in comparisons of the company’s historical results of core operations and in comparisons to competitors’

core operating results. webMethods believes that these non-GAAP measures are useful to investors in evaluating our operating performance and allows investors and management to compare the results of core operations from period to period by removing these unusual or infrequent items and certain non-cash amortization charges from our operating results. webMethods also believes that these non-GAAP measures enhance comparability of webMethods’ results of operations to those of other enterprise software companies, to non-GAAP operating results webMethods historically has reported, to financial guidance provided by webMethods and to financial models and expectations of certain investors and securities analysts.
About webMethods, Inc.
webMethods (NASDAQ: WEBM) provides business integration software to integrate, assemble and optimize available IT assets to drive business process productivity. webMethods delivers an innovative, enterprise-class business integration platform that incorporates proven integration technology with next generation capabilities into one interoperable set of tools that delivers a unique combination of efficiency, agility and control. webMethods combines industry leadership with a zealous commitment to customers to deliver tangible business value to more than 1,300 global customers. webMethods is headquartered in Fairfax, Va., with offices throughout the U.S., Europe, Asia Pacific and Japan. More information about the company can be found at www.webMethods.com.
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The webMethods name and logo are registered trademarks of webMethods, Inc. in the United States and certain other countries. All other marks mentioned are trademarks or service marks of their respective companies.
This press release and the conference call announced in it may contain various remarks about the future expectations, plans and prospects of webMethods that constitute forward-looking statements for purposes of the safe harbor provisions of U.S. securities laws. Specific forward-looking statements relate to future market opportunities for webMethods’ solutions, webMethods’ products and services and their performance, the size and strength of our markets, the size and quality of our pipeline, expected future financial performance (including total revenue, license revenue, level of cash and marketable securities, non-cash or non-recurring charges, expenses, net earnings or loss, earnings or loss per share),and non-GAAP operating results per share, expected financial metrics, webMethods’ future cost savings and expense levels, the anticipated result of marketing and selling models and approaches, the anticipated contributions to webMethods’ future financial performance of certain products or geographic regions of its business, demand for some or all of its products and the contribution to webMethods’ revenue of business partners or webMethods’ products or services. Actual results of webMethods may differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties, including the impact of economic conditions, geopolitical factors, seasonal factors, competitive and pricing pressures, terrorism and related uncertainties in the U.S. and abroad on the company’s customers and prospects and their IT spending budgets and priorities; impact upon operations of legal compliance matters or internal controls review, improvement and remediation; difficulties in achieving or maintaining anticipated expense levels and controlling major expenses; variations in the size and timing of customer orders and demand for software offered by webMethods; impact of compliance programs and claims for alleged violations of requirements and duties; impact of changes in management or staff levels; variations in revenue influenced by software vendor or systems integrator partners; impact of rapid technological change; and these and other risks and uncertainties discussed more fully in webMethods’ SEC filings, including those discussed under the heading “Factors That May Affect Future Operating Results” in the Business section of webMethods’ Form 10-K for the year ended March 31, 2005 and webMethods’ Form 10-Q for the period ended June 30, 2005, which are on file with the U.S. Securities and Exchange Commission and may be accessed at www.sec.gov or webMethods’ investor relations web page at www.webMethods.com/investors/. webMethods disclaims any obligation to update or correct any forward-looking statements made herein due to the occurrence of events after the issuance of this press release.

webMethods, Inc. Condensed Consolidated Statements of Operations
(in thousands, except shares and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2005	2004	2005	2004

Revenue
License	$19,390	$23,851	$37,857	$38,657
Professional services	11,326	12,077	23,009	24,601
Maintenance	18,452	14,838	36,037	29,445

Total revenue	49,168	50,766	96,903	92,703

Cost of revenue
Amortization of intangibles	599	599	1,198	1,198
License	271	245	485	865
Professional services and maintenance	13,481	14,280	27,035	28,553

Total cost of revenue	14,351	15,124	28,718	30,616

Gross profit	34,817	35,642	68,185	62,087

Operating expenses

Sales and marketing	17,051	20,587	34,326	42,362
Research and development	10,126	10,820	21,244	21,870
General and administrative	5,401	4,868	11,615	9,941
Restructuring costs	431	2,756	719	2,756

Total operating expenses	33,009	39,031	67,904	76,929

Operating income (loss)	1,808	(3,389)	281	(14,842)

Interest income and other, net	993	387	2,148	1,025
Impairment of equity investment in private company	—	(1,057)	—	(1,057)

Net income (loss) before taxes	$2,801	$(4,059)	$2,429	$(14,874)

Provision for income taxes	243	65	385	69

Net income (loss)	$2,558	$(4,124)	$2,044	$(14,943)

Basic and fully diluted net income (loss) per share	$0.05	$(0.08)	$0.04	$(0.28)

Shares used in computing per share amount
Basic	53,609,637	53,088,527	53,492,483	52,958,538
Fully Diluted	54,304,756	53,088,527	53,854,784	52,958,538

webMethods, Inc. Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	September 30,	March 31,
	2005	2005

ASSETS
Current assets:
Cash and cash equivalents	$89,130	$57,209
Marketable securities available for sale	58,891	78,332
Accounts receivable, net	41,213	47,326
Prepaid expenses and other current assets	6,219	6,401

Total current assets	195,453	189,268
Marketable securities available for sale	—	14,513
Property and equipment, net	10,762	10,342
Goodwill	46,704	46,704
Intangibles assets, net	7,192	8,390
Other assets	4,686	6,127

Total assets	$264,797	$275,344

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,835	$8,673
Accrued expenses	12,431	16,506
Accrued salaries and commissions	9,381	12,219
Deferred revenue	39,847	43,055
Current portion of capital lease	406	475

Total current liabilities	69,900	80,928
Capital lease obligations, net of current portion	113	139
Other long term liabilities	3,133	3,374
Long term deferred revenue	4,714	6,371

Total liabilities	77,860	90,812

Total stockholders’ equity	186,937	184,532

Total liabilities and stockholders’ equity	$264,797	$275,344

webMethods, Inc. Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended
	September 30,
	2005	2004

Cash flows from operating activities:
Net income (loss)	$2,044	$(14,943)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	2,776	3,243
Provision for (recovery of) doubtful accounts	(376)	241
Amortization of deferred stock compensation related to employee stock options and non-employee stock warrants	1,352	1,322
Amortization of acquired intangibles	1,198	1,198
Deferred rent	(229)	—
Impairment of equity investment in private company	—	1,057

Increase (decrease) in cash resulting from changes in assets and liabilities:
Accounts receivable	5,514	952
Prepaid expenses and other current assets	85	(1,598)
Other assets	1,315	980
Accounts payable	(523)	(1,866)
Accrued expenses and other liabilities	(3,875)	(1,851)
Accrued salaries and commissions	(2,613)	149
Deferred revenue	(3,725)	911
Other liabilities	(73)	—

Net cash provided by (used in) operating activities	2,870	(10,205)

Cash flows from investing activities:
Purchases of property and equipment	(3,039)	(2,660)
Net maturities of marketable securities available for sale	34,091	874

Net cash provided by (used in) investing activities	31,052	(1,786)

Cash flows from financing activities:
Short-term borrowings	—	3,533
Payments on short-term borrowings	—	(4,284)
Payments on capital leases	(336)	(547)
Proceeds from exercise of stock options and stock issued under the ESPP	1,438	1,882

Net cash provided by financing activities	1,102	584

Effect of the exchange rate on cash	(3,103)	(473)

Net increase/(decrease) in cash and cash equivalents	31,921	(11,880)
Cash and cash equivalents at beginning of period	57,209	75,462

Cash and cash equivalents at end of period	$89,130	$63,582

webMethods, Inc. Non-GAAP Condensed Consolidated Statements of Operations
(in thousands, except shares and per share data)
(Unaudited)

	Three Months			Three Months
	Ended			Ended
	September 30, 2005			September 30, 2004
	As Reported	Adjustments*	Non-GAAP	As Reported	Adjustments*	Non-GAAP

Revenues
License	$19,390	$—	$19,390	$23,851	$—	$23,851
Professional services	11,326	—	11,326	12,077	—	12,077
Maintenance	18,452	—	18,452	14,838	—	14,838

Total revenues	49,168	—	49,168	50,766	—	50,766

Cost of revenues
Amortization of intangibles (1)	599	(599)	—	599	(599)	—
License	271	—	271	245	—	245
Professional services and maintenance	13,481	—	13,481	14,280	—	14,280

Total cost of revenues	14,351	(599)	13,752	15,124	(599)	14,525

Gross profit	34,817	599	35,416	35,642	599	36,241

Operating expenses

Sales and marketing (2)	17,051	(661)	16,390	20,587	(661)	19,926
Research and development	10,126	—	10,126	10,820	—	10,820
General and administrative	5,401	—	5,401	4,868	—	4,868
Restructuring costs (3)	431	(431)	—	2,756	(2,756)	—

Total operating expenses	33,009	(1,092)	31,917	39,031	(3,417)	35,614

Operating income (loss)	1,808	1,691	3,499	(3,389)	4,016	627

Interest income and other, net	993	—	993	387	—	387
Impairment of equity investment in private company (4)	—	—	—	(1,057)	1,057	—

Net income (loss) before taxes	2,801	1,691	4,492	(4,059)	5,073	1,014

Provision for income taxes (5)	243	1,329	1,572	65	290	355

Net income (loss)	$2,558	$362	$2,920	$(4,124)	$4,783	$659

Net income (loss) per share
Basic	$0.05		$0.05	$(0.08)		$0.01
Fully Diluted	$0.05		$0.05	$(0.08)		$0.01

Shares used in computing per share amount
Basic	53,609,637		53,609,637	53,088,527		53,088,527
Fully Diluted	54,304,756		54,304,756	53,456,078		53,456,078

*	webMethods’ management uses non-GAAP measures to better understand and manage operations and to evaluate the performance of the company’s core operations, in comparisons of the company’s historical results of core operations and in comparisons to competitors’ core operating results. webMethods’ believes that these non-GAAP measures are useful to investors in evaluating our operating performance as they allow investors and management to compare the results of core operations from period to period by removing these unusual or infrequent items and certain non-cash amortization charges from our operating results. webMethods also believes that these non-GAAP measures enhance comparability of webMethods’ results of core operations to those of other enterprise software companies, to non-GAAP operating results webMethods historically has reported, to financial guidance provided by webMethods and to financial models and expectations of certain investors and securities analysts.

(1)	Non-GAAP financial measures exclude amortization of acquired intangible asset charges of approximately $599,000 per quarter.

(2)	Non-GAAP financial measures exclude amortization of deferred warrant charges of approximately $661,000 per quarter.

(3)	Non-GAAP financial measures exclude restructuring costs of approximately $431,000 in the September 2005 quarter and approximately $2,756,000 in the September 2004 quarter.

(4)	Non-GAAP financial measures exclude impairment of equity investment in private company of $1,057,000 in the September 2004 quarter.

(5)	Non-GAAP financial measures include a provision for income taxes assuming a 35% effective tax rate.

Operating Margin was 3.7% on a GAAP basis and 7.1% on a non-GAAP basis for the three months ended September 30, 2005 and (6.7%) on a GAAP basis and 1.2% on a non-GAAP basis for the three months ended September 30, 2004. Operating margin is the percentage derived by dividing operating income by total revenue.

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	Six Months Ended			Six Months Ended
	September 30, 2005			September 30, 2004
	As Reported	Adjustments*	As Adjusted	As Reported	Adjustments*	As Adjusted

Revenue
License	$37,857	$—	$37,857	$38,657	$—	$38,657
Professional services	23,009	—	23,009	24,601	—	24,601
Maintenance	36,037	—	36,037	29,445	—	29,445

Total revenue	96,903	—	96,903	92,703	—	92,703

Cost of revenue
Amortization of intangibles (1)	1,198	(1,198)	—	1,198	(1,198)	—
License	485	—	485	865	—	865
Professional services and maintenance	27,035	—	27,035	28,553	—	28,553

Total cost of revenue	28,718	(1,198)	27,520	30,616	(1,198)	29,418

Gross profit	68,185	1,198	69,383	62,087	1,198	63,285

Operating expenses

Sales and marketing (2)	34,326	(1,322)	33,004	42,362	(1,322)	41,040
Research and development	21,244	—	21,244	21,870	—	21,870
General and administrative	11,615	—	11,615	9,941	—	9,941
Restructuring costs (3)	719	(719)	—	2,756	(2,756)	—

Total operating expenses	67,904	(2,041)	65,863	76,929	(4,078)	72,851

Operating income (loss)	281	3,239	3,520	(14,842)	5,276	(9,566)

Interest income and other, net	2,148	—	2,148	1,025	—	1,025
Impairment of equity investment in private company (4)	—	—	—	(1,057)	1,057	—

Net income (loss) before taxes	2,429	3,239	5,668	(14,874)	6,333	(8,541)

Provision for income taxes (5)	385	1,599	1,984	69	—	69

Net income (loss)	$2,044	$1,640	$3,684	$(14,943)	$6,333	$(8,610)

Net income (loss) per share
Basic	$0.04		$0.07	$(0.28)		$(0.16)
Fully Diluted	$0.04		$0.07	$(0.28)		$(0.16)

Shares used in computing per share amount
Basic	53,492,483		53,492,483	52,958,538		52,958,538
Fully Diluted	53,854,784		53,854,784	52,958,538		52,958,538
• webMethods’ management uses non-GAAP measures to better understand and manage operations and to evaluate the performance of the company’s core operations, in comparisons of the company’s historical results of core operations and in comparisons to competitors’ core operating results. webMethods’ believes that these non-GAAP measures are useful to investors in evaluating our operating performance as they allow investors and management to compare the results of core operations from period to period by removing these unusual or infrequent items and certain non-cash amortization charges from our operating results. webMethods also believes that these non-GAAP measures enhance comparability of webMethods’ results of core operations to those of other enterprise software companies, to non-GAAP operating results webMethods historically has reported, to financial guidance provided by webMethods and to financial models and expectations of certain investors and securities analysts.
(1) Non-GAAP financial measures exclude amortization of acquired intangible asset charges of approximately $1,198,000 per six-month period
(2) Non-GAAP financial measures exclude amortization of deferred warrant charges of approximately $1,322,000 per six-month period.
(3) Non-GAAP financial measures exclude restructuring costs of approximately $719,000 for the six months ending September 2005 and approximately $2,756,000 for the six months ending September 2004.
(4) Non-GAAP financial measures exclude impairment of equity investment in private company of $1,057,000 in the six months ended September 2004.
(5) Non-GAAP financial measures include a provision for income taxes assuming a 35% effective tax rate.
Operating Margin was 0.3% on a GAAP basis and 3.6% on a non-GAAP basis for the six months ended September 30, 2005 and (16.0%) on a GAAP basis and (10.3% ) on a non-GAAP basis for the six months ended September 30, 2004.

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